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Security Benefit Life Insurance Company                700 SW Harrison St.
Security Benefit Group, Inc.                           Topeka, Kansas 66636-0001
Security Distributors, Inc.                            (785) 431-3000
Security Management Company, LLC

April 12, 2001

Security Benefit Life Insurance Company
700 SW Harrison Street
Topeka, KS 66636-0001

Re:      Variable Annuity Account XI

Dear Sir/Madam:

This letter is with reference to the Registration  Statement of Variable Annuity
Account XI of which Security Benefit Life Insurance Company  (hereinafter "SBL")
is the Depositor. Said Registration Statement is being filed with the Securities and Exchange  Commission  for the purpose of  registering  the variable  annuity contract  issued by SBL and the interests in Variable  Annuity  Account XI under such  variable  annuity  contract  which will be sold  pursuant to an indefinite registration.

I have examined the Articles of Incorporation  and Bylaws of SBL, minutes of the meetings of its Board of Directors and other records,  and pertinent  provisions of the Kansas  insurance laws,  together with applicable  certificates of public officials  and  other  documents  which I have  deemed  relevant.  Based  on the foregoing, it is my opinion that:

1.   SBL is duly  organized  and  validly  existing  as a stock  life  insurance company under the laws of Kansas.

2.   Variable  Annuity Account XI has been validly created as a Separate Account in  accordance  with the  pertinent  provisions  of the  insurance  laws of
     Kansas.

3.   SBL has the power, and has validly and legally  exercised it, to create and issue the variable  annuity  contract which is  administered  within and by means of Variable Annuity Account XI.

4.   The amount of the  variable  annuity  contract  to be sold  pursuant to the indefinite registration, when issued, will represent binding obligations of
     SBL in accordance  with their terms  providing said contract was issued for the considerations set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

AMY J. LEE

Amy J. Lee
Associate General Counsel and Vice President
Security Benefit Life Insurance Company